Exhibit 1

   I.   Directors


                                              Principal occupation and name,
                                              principal business and address
    Name and Address                          of any organization in which
    (Business or Residence)                   such employment is conducted
    -----------------------------             -----------------------------

    Robert T. Blanchard                       President, North American
    The Procter & Gamble Company              Beauty Care Sector of The
    1 Procter & Gamble Plaza                  Procter & Gamble Company, a
    Cincinnati, Ohio  45202                   consumer products company

    R. Stephen Newman                         President and Chief Executive
    Bacon's Information, Inc.                 Officer, Bacon's Information,
    332 South Michigan                        Inc., a media information
    Suite 900                                 services company
    Chicago, Illinois  60604

    Lucille A. Carver                         Treasurer of Bandag
    Bandag, Incorporated
    Bandag Center
    Muscatine, Iowa  52761

    Martin G. Carver                          Chairman of the Board, Chief
    Bandag, Incorporated                      Executive Officer and
    Bandag Center                             President of Bandag
    Muscatine, Iowa  52761

    Edgar D. Jannotta                         Senior Director, William Blair
    William Blair & Company, L.L.C.           & Company, L.L.C., Investment
    222 West Adams Street                     Bankers
    Chicago, Illinois  60606

    Roy J. Carver, Jr.                        Chairman of the Board and
    Carver Pump Company                       President, Carver Pump
    2415 Park Avenue                          Company, a manufacturer of
    Muscatine, Iowa  52761                    pumps for industrial uses

    Phillip J. Hanrahan                       Partner, law firm of Foley &
    Foley & Lardner                           Lardner
    777 East Wisconsin Avenue
    Milwaukee, Wisconsin  53202

    James R. Everline                         President, Everline & Co., a
    7105-B Calabria Court                     mergers and
    San Diego, California  92122              acquisitions/management
                                              consulting company

    Gary E. Dewel                             Vice President, Supply Chain,
    Solutia Inc.                              Solutia Inc., an applied
    10300 Olive Blvd.                         chemistry company
    Mailcode:  G4NA
    St. Louis, Missouri  63166

   II.  Executive Officers

    Name                                Capacities in Which Served
    -------------------------           ------------------------------

    Martin G. Carver                    Chairman of the Board, Chief
                                        Executive Officer and President

    Thomas E. Dvorchak                  Senior Vice President

    Lucille A. Carver                   Treasurer

    Warren W. Heidbreder                Vice President, Chief Financial
                                        Officer and Corporate Secretary

    Sam Ferrise II                      Vice President, Sales and Marketing

    Nathaniel L. Derby, II              Vice President, Manufacturing Design

    Hong Yan Li, Henry                  Vice President, Asian Operations

    Patricio H. Andrade-Marin           Vice President, Latin America

    Patrick K. Robbins                  Vice President and General Manager,
                                        Eastern Hemisphere Retreading
                                        Division

   III. Controlling Shareholders

   Name and Address
   ____________________________

   Lucille A. Carver
   c/o Bandag, Incorporated
   Bandag Center
   Muscatine, Iowa 52761

   Martin G. Carver
   c/o Bandag, Incorporated
   Bandag Center
   Muscatine, Iowa 52761

   Roy J. Carver, Jr.
   c/o Bandag, Incorporated
   Bandag Center
   Muscatine, Iowa 52761